Exhibit 31.1

CERTIFICATION

I, Dustin M. Shindo, certify that:

1. I have reviewed this Amendment No. 1 on Form 10-K/A of Hoku Scientific, Inc. (the “Registrant”); and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.*

Date: July 29, 2009	By:	/s/ DUSTIN M. SHINDO

Dustin M. Shindo

Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer )

*           Paragraphs 3, 4 and 5 of the form of certification are omitted because this Amendment No. 1 on Form 10-K/A does not include the information as to which such paragraphs relate.